SECOND QUARTER 2023

FINANCIAL RESULTS CONFERENCE CALL

AUGUST 14, 2023

TROY MEIER

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

CHRISTOPHER CASHION

CHIEF FINANCIAL OFFICER

NYSE American: SDPI
www.sdpi.com

Safe Harbor Statement

These slides contain forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in these slides and the accompanying oral presentation, including, without limitations, the Company's strategic review process, the Company's strategy, future operations, success at developing future tools, the Company's effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project", "forecast," "should" or "plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company's business strategy and prospects for growth; the market success of the Company's specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company's plans and described herein.

Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in these slides and the accompanying oral presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Forward Looking Non-GAAP Financial Measures

Forward-looking adjusted EBITDA is a non-GAAP measure. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company's fiscal 2022 and future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end and year-end adjustments. Any variation between the Company's actual results and preliminary financial data set forth in this presentation may be material.

SUPERIOR DRILLING PRODUCTS

Strategy Execution Drives Enhanced Results Y/Y

Q2 2023

$5.4M
Revenue up 18% Y/Y

$323K
Net Income

22.6%
Adj. EBITDA Margin up 430 bps*

International revenue doubled Y/Y – strengthened market share for Drill-N-Ream® wellbore conditioning tool

Opened new service and technology center in Dubai during the quarter

Expanded capacity to refurbish a second customer's PDC bits

Strong operating leverage:

- Measurably improved operating margin and net margin Adj. EBITDA increased 46%*

** Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation between GAAP net income (loss) and non-GAAP adjusted EBITDA and other important disclaimers regarding Superior Drilling Products' use of adjusted EBITDA*

SUPERIOR DRILLING PRODUCTS

Q2 Revenue Grew 18% Y/Y

Compared with prior-year period unless otherwise noted

($ in millions)


$4.5
$5.2
$5.3
$6.3
$5.4
$4.0
$4.6
$4.5
$5.5
$4.3
$0.5
$0.6
$0.7
$0.8
$1.0
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
International
North America

North America revenue increased 8% Y/Y

- Driven by increased tool revenue and growth in contract services (refurbishment of drill bits)
- Average U.S. rig count of 722 in Q2 23 was up marginally over Q2 22, though down 39 rigs sequentially
- Revenue decline from Q1 23 reflects strong tool sales from our U.S. channel partner during the prior period and lower U.S. rig count

International revenue doubled due to improved market conditions and customer acceptance of the DNR

Numbers may not sum due to rounding

SUPERIOR DRILLING PRODUCTS

Tool and Contract Services Revenue Growth

Compared with prior-year period unless otherwise noted

($ in millions)

Contract Services up 10% Y/Y

Continued expansion of the volume and products we refurbish and manufacture for our long-time legacy customer; added a second customer during the quarter due to expanded capacity

Tool (DNR) revenue up 23% Y/Y on improved market penetration in the Middle East

Sequential change reflects strong tool sales from U.S. channel partner in Q1 23

Revenue by Product



$4.5
$1.6
$2.9
Q2 22
$5.2
$1.8
$3.3
Q3 22
$5.3
$1.9
$3.3
Q4 22
$6.3
$2.0
$4.3
Q1 23
$5.4
$1.8
$3.6
Q2 23
Tool (DNR) Revenue
Contract Services

Tool (DNR) Revenue is the sum of tool sales (North America), rental revenue (International) and other related tool revenue, which is comprised of royalties and fleet maintenance fees. Contract Services revenue is comprised of repair and manufacturing services for drill bits and other tools or products for customers.

Numbers may not sum due to rounding

SUPERIOR DRILLING PRODUCTS

Investing to Address Expected Demand

Compared with prior-year period unless otherwise noted

($ in millions)

Higher volume, improved processes and operational efficiencies drove enhanced leverage despite continued investments

Q2 23 SG&A increase reflects legal expenses of $450 thousand due to continuing litigation for the Company's patent infringement lawsuit over violations on our DNR tool

Increased international costs for technical sales and business development personnel

Operating Expenses



$4.4
$0.4
$1.9
$2.1
$4.3
$0.4
$1.7
$2.2
$4.6
$0.3
$2.1
$2.2
$4.9
$0.3
$2.3
$2.2
$4.8
$0.3
$2.5
$2.0
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Cost of Revenue
SG&A
Depreciation & Amortization

Numbers may not sum due to rounding

SUPERIOR DRILLING PRODUCTS

Improved Performance Y/Y, Sequential Change Reflects Litigation Costs & Investments

($ in thousands)

Net Income (Loss) & Diluted EPS



$1,513
$639
$332
$323
($0.00)
$0.02
$0.01
$0.05
$0.01
($57)
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

Adjusted EBITDA and Margin*



$2,019
$1,525
$1,350
$1,213
$831
18.3%
29.5%
25.7%
32.1%
22.6%
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

** Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation between GAAP net income (loss) and non-GAAP adjusted EBITDA and other important disclaimers regarding Superior Drilling Products' use of adjusted EBITDA*

BALANCE SHEET STRENGTH

($ in millions)

Cash and Equivalents



$2.8
$2.0
$2.2
$2.0
$1.2
6/30/2022
9/30/2022
12/31/2022
3/31/2023
6/30/2023

Total Debt



$2.9
$1.5
$1.4
$2.5
$0.8
$1.7
$1.7
$1.9
12/31/2020
12/31/2021
12/31/2022
6/30/2023
All Other Debt
Hard Rock Note

Numbers may not sum due to rounding

Cash down due to working capital timing, higher CapEx, and increased inventory to meet anticipated demand

- Subsequent to quarter-end, received $750K payment related to delayed A/R

CapEx spending of $2.4 million YTD

- Completion of new domestic machining centers
- Increase in Middle East DNR rental tool fleet
- New service and technology center in ME

In July, executed a new credit agreement

- Extended maturity dates with more favorable financing terms
- 5-year, $1.7 million term loan
- 2-year, $750,000 revolving credit line
- Accounts receivable program
- Reduced term loan interest rate to 8.18% from 13.85%

FISCAL 2023 GUIDANCE[1]

Updated to account for decline in the U.S. rig count and additional patent infringement litigation costs

	Updated Guidance	Previous Guidance
Revenue	$22.0 million to $24.0 million	$24.0 million to $27.0 million
SG&A expense	$9.0 million to $9.5 million (includes approximately $1.2 million in legal expenses for ongoing patent infringement litigation)	$9.0 million to $10.0 million (includes approximately $1.0 million in legal expenses for ongoing patent infringement litigation)
Adjusted EBITDA[2]	$5.5 million to $6.5 million	$6.5 million to $7.5 million
CapEx	$3.5 million to $4.0 million	$3.5 million to $4.0 million

[1] Expectations provided on August 14, 2023

[2] Adjusted EBITDA is a non-GAAP measure. See Forward Looking Non-GAAP Financial Measures on Slide 2 for more information

SUPERIOR DRILLING PRODUCTS

Outlook and Opportunities[1]



North America:

Positive DNR outlook despite lower rig count; Channel partner further penetrating the U.S. market and replacement of tools

Leverage newly enhanced manufacturing and support capacity to expand contract services for new bit refurbishment customer

New associates more productive with enhanced training, systems and processes

International:

Large opportunity; greater awareness of the DNR benefits

Higher level expertise in technical sales and marketing team – added new business development team lead

Leverage new service and technology facility

- Capture greater share
- Rapid response to opportunities
- Localized inventory reduces transportation costs

[1] *Expectations provided on August 14, 2023*

SUPERIOR DRILLING PRODUCTS



Supplemental Information

Adjusted EBITDA Reconciliation

	June 30 2022	September 30 2022	December 31 2022	March 31 2023	June 30 2023
GAAP net (loss) income	**$ (56,510)**	**$ 638,731**	**$ 333,096**	**$ 1,513,219**	**$ 323,167**
Add back:					
Depreciation and amortization	402,648	362,773	327,825	326,014	349,446
Interest expense, net	129,760	143,564	148,962	137,193	116,111
Share-based compensation	212,469	218,217	232,921	227,148	229,671
Net non-cash compensation	88,200	88,200	88,200	88,200	88,200
Income tax expense	32,299	44,169	87,117	77,612	106,654
Impairment of asset	-	-	130,375	-	-
Loss on disposition of assets	22,146	29,381	1,550	-	-
Recovery of related party note receivable	-	-	-	(350,262)	-
Non-GAAP adjusted EBITDA[(1)]	**$ 831,012**	**$ 1,525,035**	**$ 1,350,046**	**$ 2,019,124**	**$ 1,213,249**
GAAP Revenue	$ 4,540,842	$ 5,172,545	$ 5,254,136	$ 6,281,214	$ 5,367,350
Non-GAAP Adjusted EBITDA Margin	18.3%	29.5%	25.7%	32.1%	22.6%

[1]Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company's calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company's method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.